Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Swisher Hygiene Inc.
Charlotte, North Carolina
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2011, relating to the consolidated financial statements and schedule of Swisher Hygiene Inc, which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO USA, LLP
Charlotte, North Carolina
July 20, 2011